CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" in this Registration Statement (Form N-1A Nos. 2-70427 and 811-03131) of
AllianceBernstein Global Technology Fund, Inc. (formerly AllianceBernstein Technology Fund, Inc.)



                                                       ERNST & YOUNG LLP

New York, New York
February 25, 2005